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                                                                     Exhibit 21.

                        Subsidiaries of the Registrant


  The following table lists subsidiaries of the registrant which meet the definition of "significant subsidiary" according to Regulation S-X:

                                                                                            Name Under Which
                   Company                         State of Incorporation                Company Does Business
---------------------------------------------  -------------------------------  ----------------------------------------
      Vesta Fire Insurance Corporation                    Illinois                  Vesta Fire Insurance Corporation
   American Founders Financial Corporation                  Texas                          American Founders